EXHIBIT 10.11

                                Escrow Agreement

ESCROW AGREEMENT

THIS AGREEMENT made as of the 12th day of December, 2001

BETWEEN: ETIFF HOLDINGS, LLC, a Delaware corporation having an office at 8025 Excelsior Drive Suite 200 Madison, Wisconsin 53717

("ETIFF")

AND:  ROBERT KIM, businessman, having an address at
<residential address>

("Kim")

AND: LMC CAPITAL CORP., a Nevada corporation having an office at Suite 2602 - 1111 Beach Ave, Vancouver, BC V6E 1T9

("LMC")

WHEREAS:

A.  ETIFF, KIM and LMC have entered into an agreement dated
November 29, 2001  whereby the shareholders of K-Tronik
Int'l Corporation, being Kim and ETIFF, shall engage in a reverse acquisition of LMC (the "K-Tronik Agreement").

B. The terms of the K-Tronik Agreement call for LMC to issue to ETIFF at total of 7,571,428 shares of its common stock and to issue to Kim a total of 6,714,286 shares of its common stock (collectively, the "New LMC Shares").

C.  The terms of the K-Tronik Agreement call for the New LMC
Shares issued to ETIFF and to Kim to be placed in escrow for such periods of time as set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $10.00 paid by LMC to Kim and to ETIFF, the receipt and sufficiency of which is hereby acknowledged by Kim and by ETIFF, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

1. Upon their issuance, the New LMC Shares shall not be released to ETIFF and to Kim but shall be placed in LMC's corporate record books and shall be retained by LMC in its corporate record books until such time as:

(a)  they may be released under the terms of Section 2 herein;
or

(b)  the New LMC Shares are transferred to a Trust and Transfer
Agent as provided for in Section 3 herein.

2. The New LMC Shares shall be released to Kim and to ETIFF by LMC as follows:

(a) upon the first anniversary date of trading of LMC shares on a public exchange (including the NASD's OTCBB) or upon the Board of Directors of LMC agreeing (whichever comes first), 10% of the New LMC Shares registered in the name of Kim and 10% of the New LMC Shares registered in the name of ETIFF shall be released by LMC to Kim and ETIFF respectively (the "First Release"); and

(b) On each six month anniversary of the First Release, 15% of the New LMC Shares registered in the name of Kim and 15% of the New LMC Shares registered in the name of ETIFF shall be released by LMC to Kim and ETIFF respectively.

3. In the event that LMC wishes to do so, and in the event that Kim and ETIFF agree that LMC may do so, LMC may request its Trust and Transfer Agent (when appointed) to hold the New LMC Shares under the terms of release set out in Section 2 hereof. In such an event, the costs of appointing the Trust and Transfer Agent to hold the New LMC Shares in escrow shall be agreed upon between the parties hereto.

4. Save and except as concerns the K-Tronik Agreement, it is agreed that this written instrument embodies the entire agreement of the parties hereto with regard to the escrow of the New LMC
Shares, and that no understandings or agreements, verbal or otherwise, exist between the parties except as herein expressly set out.

5.  Time shall be of the essence in this Agreement.

6. This Agreement shall be governed by and be construed in accordance with the laws of the State of Nevada The courts of the State of Nevada shall have sole jurisdiction to hear and determine all manner of disputes and claims arising out of or in any way connected with the construction, breach or alleged, threatened or anticipated breach of this Agreement and determine all questions as to the validity, existence or enforceability hereof.

7. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns.

8. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. The parties hereto agree that they shall, before and after closing of the K-Tronik Agreement take all steps reasonably necessary to effect the transactions contemplated in this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.


LMC CAPITAL CORP.
/s/ Philip Cassis
Philip Cassis, President

MR. ROBERT KIM
/s/ RobertKim


ETIFF HOLDINGS, INC.
/s/ Keith Attoe
Keith Attoe, Operating Manager